SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): April 15, 2003



                        PARADIGM MEDICAL INDUSTRIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in this Charter)



           Delaware                    0-28498                 87-0459536
   ---------------------            -----------------          ----------
  (State or other jurisdiction       (Commission File         (IRS Employer
      of incorporation)                Number)               Identification No.)



    2355 South 1070 West, Salt Lake City, Utah                    84119
    -------------------------------------------               --------------
      (Address of principal executive offices)                  (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 977-8970
                                                            --------------





                                 Does Not Apply
            ---------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

         On April 15, 2003, Paradigm Medical Industries, Inc. (the "Company") received notice of a determination by Nasdaq's Listing Qualifications staff that the Company fails to comply with the minimum bid price rules for continued listing set forth in Marketplace Rules 4310(c)(4) and does not meet Rule 4310(c)(2)(A) inclusion requirements. Separately, Nasdaq has informed the Company that listing fees of $22,500 and $18,000 under Rule 4310(c)(13) are owed to the Nasdaq SmallCap Market.

         The Company has requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the staff's determination. The request automatically stays the delisting of the Company's common stock. Until the panel's final decision, Paradigm stock will continue to be traded on the SmallCap Market. Hearings with the Panel generally transpire within 30 days of a Company's request. The Company intends to present a plan to the Nasdaq Listing Qualifications Panel for achieving sustaining compliance with the Nasdaq SmallCap Marketplace Rules, though there can be no assurance that the Panel will grant the Company's request for continued listing.

         On April 23, 2003, the Company received formal notice from Nasdaq that a hearing to consider its appeal would be held on May 29, 2003. If the planned appeal is unsuccessful, the Company may apply for a transfer to the OTC Bulletin Board.

         The Company has recently hired Dr. Jeffrey F. Poore as its President and Chief Executive Officer to assist in the process of a major company restructuring. In conjunction with that restructuring, Dr. Poore will present to the panel a definitive plan both for increasing distribution and for expanding corporate opportunities.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PARADIGM MEDICAL INDUSTRIES, INC.
                                        (Registrant)



Date: April 25, 2003.                   By:  /s/ Jeffrey F. Poore
                                        ----------------------------------------
                                        Jeffrey F. Poore
                                        President and Chief Executive Officer